Exhibit 23.2

Consent of Independent Valuation Firm

We hereby consent to the references to Houlihan Capital Advisors, LLC (“Houlihan”) and to our valuation report dated September 30, 2013 (our “Report”) relating to the estimation of fair value of certain auction rate securities held by MasTec, Inc. (the “Company”) as of September 30, 2013, including the use of information contained within our Report in the Company’s Form 10-Q for the quarter ended September 30, 2013 and to the incorporation by reference of such information from the Company’s Form 10-Q for the fiscal quarter ended September 30, 2013 in the following Registration Statements: Forms S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940, 333-30647, 333-174922 and 333-188974; Forms S-3 Nos. 333-158502, 333-142083, 333-133252, 333-46067, 333-180608; and Form S-4 No. 333-170834.

We also consent to the reference to our firm under the caption “Experts” in the above-referenced Registration Statements.

/s/ Houlihan Capital Advisors, LLC
Houlihan Capital Advisors, LLC

October 28, 2013